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                                                                    EXHIBIT 5

                                November 25, 1996

Continucare Corporation
100 Southeast Second Street
Miami, Florida  33131

         Re:      Registration Statement on Form SB-2

Ladies and Gentlemen:

         On the date hereof, Continucare Corporation, a Florida corporation (the "Company"), sent for filing with the Securities and Exchange Commission a Registration Statement on Form SB-2 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to (i) the sale by the Company of up to 80,000 Representative Units (the "Representative Units") upon the exercise of those certain Representative Unit Purchase Options (the "RUPOs"), (ii) the sale by the Company of up to 80,000 shares of Common Stock, par value $.0001 per share (the "Common Stock"), and up to 80,000 Representative Warrants (the "Representative Warrants") upon the exercise of the Representative Units, (iii) the sale by the Company of up to 80,000 shares of Common Stock upon the exercise of the Representative Warrants and (iv) the sale by certain selling shareholders of up to 370,000 shares of Common Stock subsequent to the exercise of those certain outstanding options identified in the Registration Statement (the "Options"). We have acted as special counsel to the Company in connection with the preparation and filing of the Registration Statement.

         In connection therewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) the Articles of Incorporation and the Bylaws of the Company; (ii) actions of the Board of Directors of the Company authorizing the offering and the preparation of the Registration Statement and related matters; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such



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Continucare Corporation
November 25, 1996
Page 2
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documents, records and instruments.

         Based upon the foregoing examination, we are of the opinion that the Company presently has available (i) at least 80,000 authorized and unissued Representative Units to be sold pursuant to the RUPOs, (ii) at least 530,000 shares of authorized and unissued shares of Common Stock from which the 530,000 shares of Common Stock proposed to be sold pursuant to the exercise of the Representative Units, Representative Warrants and/or Options may be issued and
(iii) at least 80,000 authorized and unissued Representative Warrants to be sold pursuant to the Representative Units. In addition, assuming that the Company maintains an adequate number of authorized but unissued Representative Units, shares of Common Stock and Representative Warrants available for issuance to those persons who exercise their RUPOs, Representative Units, Representative Warrants and/or Options, and that the consideration for the underlying Representative Units, shares of Common Stock and/or Representative Warrants issued pursuant to such securities is actually received by the Company, we are of the opinion that the Representative Units, Common Stock and Representative Warrants issued pursuant to the exercise of the RUPOs, Representative Units, Representative Warrants and/or Options will be duly authorized and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.



                                      Sincerely,


                                      GREENBERG, TRAURIG, HOFFMAN,
                                      LIPOFF, ROSEN & QUENTEL, P.A.